UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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ECHO THERAPEUTICS, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECHO THERAPEUTICS, INC.
99 Wood Avenue South
Suite 302
Iselin, New Jersey 08830

NOTICE OF COMBINED 2015 & 2016 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 26, 2016

To the Stockholders of Echo Therapeutics, Inc.:

Notice is hereby given that the combined 2015 and 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on May 26, 2016, at the Company’s offices located at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830, to consider and act upon the following proposals:

1.	To elect a Class I director to hold office for two years and two Class II directors to hold office for three years to the Company’s Board of Directors;

2.	To approve, on an advisory basis, the Company’s named executive officer compensation;

3.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

4.	To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company has no knowledge of any other business to be transacted at the Annual Meeting. Only holders of record of the Company’s common stock, $.01 par value per share, at the close of business on April 7, 2016 are entitled to notice of and to vote at the Annual Meeting. Because we did not hold an annual meeting of stockholders during 2015, the Annual Meeting will also serve as our 2015 Annual Meeting of Stockholders. All stockholders are cordially invited to attend the Annual Meeting in person.

To ensure your representation at the Annual Meeting, you are urged to vote by (i) calling the toll-free number on your proxy card, (ii) visiting the website listed on your proxy card, (iii) signing and dating your proxy card and returning it in the postage-prepaid envelope if you have elected to receive a hard copy of the proxy card, or (iv) attending the Annual Meeting and voting in person.  You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2016: THE ANNUAL REPORT AND PROXY STATEMENT ARE ALSO AVAILABLE ONLINE AT WWW.IPROXYDIRECT.COM/ECHO.

By Order of the Board of Directors, Alan W. Schoenbart, Secretary Iselin, New Jersey

April 12, 2016

ECHO THERAPEUTICS, INC.
99 Wood Avenue South
Suite 302
Iselin, New Jersey 08830

PROXY STATEMENT

For the Combined 2015 & 2016 Annual Meeting of Stockholders
To be held on May 26, 2016

GENERAL

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Echo Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at our combined 2015 and 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on May 26, 2016, at our offices located at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830, or at any postponements or adjournments thereof.  In accordance with the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide our stockholders access to our proxy materials by posting such documents on the Internet. Accordingly, a “Notice of Internet Availability of Proxy Materials,” with instructions for accessing our proxy materials, including this Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, is expected to be first sent or given to stockholders commencing on or shortly after April 12, 2016. Because we did not hold an annual meeting of stockholders during 2015, the Annual Meeting will also serve as our 2015 Annual Meeting of Stockholders. Our principal executive offices are located at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830, and our telephone number is (732) 201-4189.

SOLICITATION

The cost of soliciting proxies, including expenses in connection with preparing and mailing the proxy materials, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock, $.01 par value per share (“Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by mail, telephone, Internet, facsimile or in person by the Company’s directors, officers, or other employees.  Directors, officers, and other employees will not be paid any additional compensation for soliciting proxies.

RECORD DATE AND OUTSTANDING SHARES

The Board of Directors (the “Board”) has fixed April 7, 2016 as the record date for determining holders of Common Stock who are entitled to vote at the Annual Meeting. As of April 7, 2016, the Company had approximately 11,404,496 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for all matters. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal No. 1). Shares not voted will have no effect on the vote for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the matter is required to approve, on an advisory basis, our named executive officer compensation (Proposal No. 2). Because the vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.  The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the matter is required to ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 3). An abstention will be counted as a vote against Proposal No. 2 and Proposal No. 3.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are considered in determining whether a quorum is present.  Brokers have the discretionary authority to vote on the ratification of the Company’s independent registered public accounting firm (Proposal No. 3), however, they do not have discretionary authority to vote on the election of our directors (Proposal No. 1) or the approval of an advisory resolution relating to executive compensation (Proposal No. 2) and, as such, broker non-votes have no effect and will not be counted toward the vote total for either Proposal No. 1 or Proposal No. 2. We encourage you to provide instructions to your broker regarding the voting of your shares.

HOW TO VOTE

If you are a stockholder of record, you may vote your shares by any of the following methods:

•	By Internet. You may submit a proxy electronically via the Internet at www.iproxydirect.com/ECHO.
•	By Telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call.
•	By Mail. If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning your proxy card in the pre-addressed envelope provided.
•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

REVOCABILITY OF PROXY AND VOTING OF SHARES

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Secretary of the Company, at the Company’s principal executive offices, located at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830. The proxy may also be revoked by attending the Annual Meeting, giving notice of revocation and voting in person. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the director nominees named herein;

•	FOR the approval, on an advisory basis, of the Company’s named executive officer compensation;

•	FOR the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

All shares represented by proxies will be voted in accordance with the stockholders’ instructions and, if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

OTHER MATTERS

The Board does not know of any other matter which may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the person named as proxy in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

PROPOSAL 1

 ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides for a Board of Directors consisting of not less than three directors divided into three classes as nearly equal in number as possible, with staggered terms for each class.  Our Board currently consists of four directors, one of whom (Scott W. Hollander) is a Class I director, two of whom (Shepard M. Goldberg and Elazer R. Edelman, M.D. Ph.D.) are Class II directors, and one of whom (Michael M. Goldberg, M.D.) is a Class III director.

As set forth in the following table, because this is a combined 2015 and 2016 Annual Meeting, the Nominating and Corporate Governance Committee nominated and recommended (i) Scott W. Hollander for election to the Board as a Class I director for a term of two years, and (ii) each of Elazer R. Edelman, M.D. Ph.D. and Shepard M. Goldberg for election to the Board as a Class II director for a term of three years. Each director will hold office until a successor has been duly elected and qualified or until his earlier death, resignation or removal.  At a meeting of the Board of Directors on December 27, 2015, Elazer R. Edelman, M.D., Ph.D. was appointed as Class II director and was required by the Board to be submitted for election within that Class at the Annual Meeting.  Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of each nominee. The Board has no reason to believe that any nominee will be unable or unwilling to serve, but if such should be the case, the proxies may be voted for the election of one or more substitute nominees.

Name and Year Director First Became a Director	Position(s) with the Company

Scott W. Hollander (2015)	President & Chief Executive Officer
Elazer R. Edelman, M.D., Ph.D. (2015)	Director
Shepard M. Goldberg (2014)	Director

* * * *

The Board of Directors unanimously recommends a vote “FOR” the nominees listed above.

Directors

Our current directors are as follows:

Name	Age	Position(s) with the Company
Scott W. Hollander	50	President and Chief Executive Officer
Michael M. Goldberg, M.D. (1) (2) (3)	57	Chairman of the Board
Shepard M. Goldberg (1) (2)(3)	61	Director
Elazer R. Edelman, M.D. Ph.D. (1)	59	Director
____________

(1)	Member of Audit Committee of the Board.

(2)	Member of Compensation Committee of the Board.

(3)	Member of Nominating and Corporate Governance Committee of the Board.

Set forth below is a biographical description of each of our nominees for director and standing directors based on information supplied by each individual.

Scott W. Hollander (Class I) has been our President and Chief Executive Officer since December 2014 and our director since January 2015.  Mr. Hollander joined our Company from Interpharma-Praha, a subsidiary of Otsuka Pharmaceuticals, where he most recently served as President and CEO for five years. In his role, Mr. Hollander had direct responsibility for all strategic, operational and functional departments. Mr. Hollander led the transition of Interpharma from the post-communist era to an organization focused on research, development, global commercial opportunities and operational excellence. Of Mr. Hollander’s over twenty years of experience in the pharmaceutical and medical device industry, fifteen years have been focused in specialty markets, including Medical Diagnostics, Interventional Cardiology/Radiology and Nuclear Medicine. His prior experience includes leadership roles in all aspects of product commercialization including research, development, sales, marketing, business development, operations and government affairs with several companies including Bracco Diagnostics and Tyco Healthcare (Covidien). Mr. Hollander earned his Bachelor of Science in Political Science from Alfred University and a Masters Degree in Business and Health Services Management from the Olin School of Business, Washington University, St. Louis. We believe Mr. Hollander’s qualifications to serve on the Board of Directors include his extensive experience in the pharmaceutical and medical device industry, his corporate background and his past experience as a president and chief executive officer of a company in our industry.

Michael M. Goldberg, M.D. (Class III) has been our director since June 2014. He was appointed the Chairman of the Board on January 5, 2015. Dr. Goldberg has been a Managing Member of Montaur Capital, LLC, an investment firm, since January 2014 and was a Managing Partner of Montaur Capital Partners from February 2007 to December 2013. From August 1990 to January 2007, Dr. Goldberg was chairman and chief executive officer of Emisphere Technologies, Inc., a biopharmaceutical company. Prior to this, Dr. Goldberg was a vice president for The First Boston Corporation, where he was a founding member of the Healthcare Banking Group. He received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University and an M.B.A. from Columbia University Graduate School of Business. Dr. Goldberg also serves on the board of directors of Navidea Biopharmaceuticals and Urigen, a private company. We believe Dr. Goldberg’s qualifications to serve on the Board of Directors include his medical background and extensive experience as an executive officer of companies in our industry.

Pursuant to a securities purchase agreement and other arrangements with our company, Platinum Partners Liquid Opportunity Master Fund L.P. (“Platinum Partners”) has the right to nominate one director as member of our Board, subject to reasonable review of our Nominating and Corporate Governance Committee. Michael Goldberg, M.D. serves on our Board as Platinum Partners’ designee.

Shepard M. Goldberg (Class II) has been our director since June 2014. As a Principal at SMG Consulting, Mr. Goldberg currently provides management consulting for small and medium size businesses since January 2008. Mr. Goldberg recently served as chief executive officer and a director at Cordex Pharma, Inc., a specialty pharmaceutical company developing new cardiovascular medicines, from February 2010 to March 2012. Prior to joining Cordex, Mr. Goldberg served as Senior Vice President, Operations and Office of the President, at Emisphere Technologies, Inc., a publicly traded biopharmaceutical company charting new frontiers in drug delivery. Prior to that, Mr. Goldberg was President of Hydrovalve Co. Inc., a privately held manufacturing/distribution business with national and international catalog sales. Mr. Goldberg currently serves on the board of Forticell Bioscience, Inc. He received his Bachelor of Science degree in Electrical Engineering and Computer Sciences from the NYU School of Engineering (Previously the Polytechnic Institute of New York) and a Master in Business Administration in Marketing from Adelphi University. We believe Mr. Goldberg’s qualifications to serve on the Board of Directors include his extensive experience as an executive officer of companies in our industry and business background.

Shepard M. Goldberg is a first cousin of Dr. Michael M. Goldberg.

Elazer R. Edelman, M.D. Ph.D. (Class II) joined our Board of Directors in December 2015. Dr. Edelman is the Thomas D. and Virginia W. Cabot Professor of Health Sciences and Technology at MIT, Professor of Medicine at Harvard Medical School, and a coronary care unit cardiologist at the Brigham and Women's Hospital in Boston. He and his laboratory have pioneered basic findings in vascular biology and the development and assessment of biotechnology. Dr. Edelman directs the Harvard-MIT Biomedical Engineering Center (BMEC), dedicated to applying the rigors of the physical sciences to elucidate fundamental biologic processes and mechanisms of disease. Dr. Edelman completed internal medicine training and clinical fellowship in Cardiovascular Medicine at the BWH and a research fellowship at the Department of Pathology at Harvard Medical School. Dr. Edelman received his M.D. degree from Harvard Medical School and a Ph.D. in Medical Engineering and Medical Physics from MIT. We believe Dr. Edelman’s qualification to serve on the Board of Directors include his medical and biomedical engineering background and his extensive scientific advisory experience.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are asking our shareholders to cast an advisory vote on the compensation of the named executive officers identified in the 2015 Summary Compensation Table in the "Executive Compensation" section of this Proxy Statement.

Accordingly, the following resolution is being presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby APPROVED.”

This vote is advisory and not binding on us; however, our Board of Directors and Compensation Committee value the opinions expressed by our shareholders and will take the outcome of the vote into account in future determinations concerning our executive compensation program.

The Compensation Committee of the Board of Directors believes that our executive compensation program implements and achieves the goals of our executive compensation philosophy. That philosophy is to align each executive's compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are critical to our long-term success. As such, our executive compensation program is intended to:

•	Attract and retain individuals with superior abilities in their area of expertise;

•	Align our executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•	Provide a strong incentive to achieve key strategic goals by providing a portion of total compensation opportunities for executive officers in the form of direct ownership of the Company.

We believe the combination of long-term and short-term compensation and cash and non-cash compensation that we utilize in our executive compensation program, as well as meaningful performance incentives, align the interests of our named executive officers and shareholders and provide an incentive for the long-term continued employment of our key executives.

Please refer to the "Executive Compensation" section of this Proxy Statement for additional information regarding our executive compensation program and the compensation paid to our named executive officers.

* * * *

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby APPROVED.”

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BDO USA, LLP (“BDO”) as independent registered public accountants for the Company for the year ended December 31, 2016 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO has audited the Company’s financial statements since 2015. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO as the Company’s independent registered public accounting firm. However, the Audit Committee seeks to have the appointment of BDO ratified because we believe it is good corporate practice.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The following is a summary of the fees billed to the Company by BDO for professional services rendered in connection with the years ended December 31, 2015 and 2014, respectively:

Fee Category	2015	2014
Audit Fees	$200,563	$115,000
Audit Related Fees	-	-
Tax Fees	-	-
Total Fees	$200,563	$115,000

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but are not reported under “Audit Fees.” These services consist of the issuance of consents in connection with the Company’s registration statements filed under the Securities Act of 1933, as amended, assistance with SEC comment letters, and comfort letters and other due diligence assistance performed in connection with capital raising. There were no such fees in 2015 and 2014.

Tax Fees. Include fees billed for services relating to tax compliance, tax advice and tax planning. There were no such fees in 2015 and 2014.

Audit Committee policy on pre-approval of services of independent registered public accounting firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the fees set forth in the summary above were pre-approved by the Audit Committee in accordance with its pre-approval policy and procedures.

* * * *

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Change in independent registered public accountants

On February 5, 2015, the Company engaged BDO as its independent registered public accounting firm, which engagement was approved by the Audit Committee, after being advised by its then independent registered public accounting firm, Wolf & Company P.C. (“Wolf”), that Wolf was resigning effective December 8, 2014. The resignation was confirmed in a letter delivered to the Company on December 9, 2014.

The audit report of Wolf regarding the Company’s consolidated financial statements for each of the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended December 31, 2013 and 2012, and in the subsequent interim period through September 30, 2014, there were no “disagreements,” as described under Item 304(a)(1)(iv) of Regulation S-K, with Wolf on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Wolf, would have caused Wolf to make reference to the subject matter of any such disagreement in connection with its reports for such years.  During the years ended December 31, 2013 and 2012, and in the subsequent interim period through September 30, 2014, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Wolf furnished the Company with a letter addressed to the SEC indicating that it agrees with the foregoing statements.  A copy of this letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on December 12, 2014.

During the two most recent years ended December 31, 2015 and 2014, neither the Company, nor anyone on its behalf, consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in connection with which either a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

EXECUTIVE OFFICERS

       Our current executive officers are as follows:

Name	Age	Position(s) with the Company
Scott W. Hollander.	50	President and Chief Executive Officer
Alan W. Schoenbart.	57	Chief Financial Officer

For a biography of Mr. Hollander, please see “Proposal 1 – Election of Directors.”

Alan W. Schoenbart, CPA

Mr. Schoenbart was elected our Chief Financial Officer in December 2014. Mr. Schoenbart, a senior executive with more than thirty years of financial management experience, joined us from Hudson News Distributors, LLC where he most recently served as its Chief Financial Officer from June 2010 to December 2014.  Prior to that, Mr. Schoenbart served as the Chief Financial Officer from March 2004 to June 2010 for Forticell Bioscience, Inc., a publicly-traded medical device company with an FDA approved product attempting to develop a cryopreserved version of the product. Mr. Schoenbart has also held prior Chief Financial Officer positions at Vizacom Inc. and Windswept Environmental Group, Inc. Prior to that, he was an audit manager at KPMG LLP in Short Hills, New Jersey. Mr. Schoenbart received his B.S. degree in Accounting from Fairleigh Dickinson University and is a Certified Public Accountant licensed in the States of New York and New Jersey.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of April 7, 2016 (except as otherwise provided below) by the following individuals or entities: (i) each stockholder known to us to beneficially own more than 5% of the outstanding shares of our Common Stock; (ii) each of the Company’s named executive officers as determined in accordance with the rules of the SEC; (iii) each director; and (iv) current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after April 7, 2016 through the exercise of any stock options or other rights, including upon the exercise of warrants to purchase shares of Common Stock and the conversion of convertible notes and preferred stock into Common Stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of April 7, 2016, there were 11,404,496 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner (1) (2)	Amount and Nature of Beneficial Ownership		Percent of Class
Platinum Partners Liquid Opportunity Master Fund L.P.	1,199,862	(3)(4)	9.9
Platinum Partners Value Arbitrage Fund L.P.	1,195,000	(3)(5)	9.9
Platinum Management (NY) LLC	1,195,000	(3)(6)	9.9
Platinum Liquid Opportunity Management (NY) LLC	1,199,862	(3)(7)	9.9
Mark Nordlicht	1,199,862	(3)(8)	9.9
Beijing Yi Tang Bio Science & Technology Ltd.	1,254,700	(9)	9.9
Medical Technologies Innovation Asia Ltd.	1,254,700	(10)	9.9
Scott W. Hollander	291,333	(11)	2.5
Alan W. Schoenbart	152,500	(12)	1.3
Michael M. Goldberg, M.D.	258,000	(13)	2.2
Shepard M. Goldberg	222,750	(14)	1.9
Elazer R. Edelman, M.D. Ph.D.	75,000	(15)	*
All current directors and executive officers as a group (5 persons)	849,583	(16)	7.0
___________

* Less than one percent.

(1)
Unless otherwise noted, the address for each stockholder known to us to beneficially own more than 5% of the outstanding shares of our Common Stock is 250 West 55th Street, 14th Floor, New York, NY 10019.  The address for each director and executive officer is c/o Echo Therapeutics, Inc., 99 Wood Avenue South, Suite 302, Iselin, NJ 08830.

(2)	The individuals named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3)
Echo’s Series E Preferred Stock (“Series E”) and Series F Preferred Stock (“Series F”) provide that at no time may a holder of any Series E or Series F convert such stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning more than 9.99% (the “9.99% Blocker”) or 19.99% (the “19.99% Blocker”), as applicable, of all of the Common Stock outstanding at such time; provided, however, that upon both (A) a holder of Series E or Series F providing Echo with a Waiver Notice (sixty-one days in advance) that such holder would like to waive either or both such restrictions with regard to any or all shares of Common Stock issuable upon conversion of Series E or Series F, and (B) in the case of the 19.99% Blocker, the stockholders of Echo approving the waiver of such restrictions with regard to any or all shares of Common Stock issuable upon conversion of Series E or Series F and the ownership by any holder of the Series E or Series F Preferred Stock of equal to or greater than 20% of the outstanding shares of Common Stock in accordance with applicable NASDAQ listing standards, the applicable restrictions shall be of no force or effect.

The five year warrants (“Blocked Warrants”) issued on December 10, 2013 to purchase 181,818 shares of Common Stock at an exercise price of $2.75 per share of Common Stock provide that at no time may a holder of any of the Blocked Warrants exercise such warrants if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at such time (the “9.99% Warrant Blocker”); provided, however, that upon a holder of any of the Blocked Warrants providing Echo with sixty-one (61) days’ notice that such holder would like to waive either or both such restrictions with regard to any or all shares of Common Stock issuable upon exercise of any Blocked Warrants, then such restrictions shall be of no force or effect with regard to those warrants referenced in such notice.

The Series E, Series F and Blocked Warrants shall sometimes collectively be referred to herein as the “Blocked Securities.”

(4)
Platinum Partners Liquid Opportunity Master Fund L.P. (“PPLO”) (i) directly owns 230,862 shares of Common Stock, (ii) beneficially owns 100,000 shares of Common Stock underlying currently convertible Series C Preferred Stock, and (iii) beneficially owns 100,000 shares of Common Stock underlying currently convertible Series D Preferred Stock.  Also includes shares of Common Stock underlying Blocked Securities which can be acquired within sixty days based upon the following holdings: Blocked Securities which include 349,723 shares of Common Stock underlying Series E, 447,590 shares of Common Stock underlying Series F and 36,363 shares of Common Stock underlying Blocked Warrants. As of the date hereof, PPLO had not requested a waiver of the 19.99% Blocker, the 9.99% Blocker or the 9.99% Warrant Blocker with respect to any Blocked Securities and, accordingly, the amount shown does not include shares of Common Stock underlying Blocked Securities not deemed to be beneficially owned by PPLO.

(5)
Platinum Partners Value Arbitrage Fund L.P. (“PPVA”) directly owns 552,625 shares of Common Stock. Also comprised of shares of Common Stock which can be acquired within sixty days based upon the following holdings: (i) Blocked Securities which include 1,398,890 shares of Common Stock underlying Series E, 3,175,754 shares of Common Stock underlying Series F and 2,753,954 shares of Common Stock underlying Blocked Warrants and (ii) 100,000 shares underlying a Note (as defined below), which is subject to beneficial ownership limitations described herein.  As of the date hereof, PPVA had not requested a waiver of the 19.99% Blocker, the 9.99% Blocker or the 9.99% Warrant Blocker with respect to any Blocked Securities and, accordingly, the amount shown does not include shares of Common Stock underlying the Blocked Securities not deemed to be beneficially owned by PPVA.

(6)	Platinum Management (NY) LLC (“Platinum Management”), the Investment Manager of PPVA, may be deemed to beneficially own the securities beneficially owned by PPVA.

(7)	Platinum Liquid Opportunity Management (NY) LLC (“Platinum Liquid Management”), the Investment Manager of PPLO, may be deemed to beneficially own the securities directly owned by PPLO.

(8)
Mr. Nordlicht, as the Chief Investment Officer of Platinum Management (NY) LLC, Platinum Partners Value Arbitrage Fund L.P., Platinum Partners Liquid Opportunity Master Fund, L.P. and Platinum Liquid Opportunity Management (NY) LLC, may be deemed to beneficially own the securities beneficially owned by each of PPVA and PPLO, respectively.  Mr. Nordlicht disclaims beneficial ownership of any of these securities in excess of his pecuniary interest therein.

(9)
The address for Beijing Yi Tang Bio Science & Technology Ltd. (“BYT”) is RM 1107, 11th Floor, No. 1 Building, No. 29 Nanmofang Road, Chaoyang District, Beijing, 100022 P.R. China. Comprised of 8,165 shares of Common Stock held directly by BYT and also includes shares which can be acquired within sixty days based upon the following holdings: (i) Blocked Securities which include an aggregate of 1,346,801 shares of Common Stock underlying Series F and 1,346,801 shares of Common Stock underlying five year warrants exercisable at $3.00 per share, and (ii) 353,333 shares underlying a 10% senior secured convertible promissory note, which is subject to beneficial ownership limitations described herein. As of the date hereof, BYT had not requested a waiver of the 19.99% Blocker or 9.99% Blocker with respect to any Blocked Securities and, accordingly, the amount shown does not include shares of Common Stock underlying the Blocked Securities not deemed to be beneficially owned by BYT.

(10)
The address for Medical Technologies Innovation Asia, Ltd (MTIA) is RM 8 17/F Block B, Vigor Industrial Building, 1Y-20 Cheng Tat Rd Tsing Y., Hong Kong.  MTIA (i) directly owns 872,728 shares of Common Stock and (ii) beneficially owns 87,724 shares underlying warrants exercisable within 60 days. Also, MTIA is an affiliate of BYT and may be deemed to beneficially own the securities owned by BYT as indicated in footnote 9 above.  As such, includes 280,000 shares of Common Stock which can be acquired within 60 days based upon the following holdings of BYT: (i) Blocked Securities which include an aggregate of 1,346,801 shares of Common Stock underlying Series F and 1,346,801 shares of Common Stock underlying five year warrants exercisable at $3.00 per share, and (ii) 353,333 shares underlying a Note, which is subject to ownership limitations. As of the date hereof, BYT had not requested a waiver of the 19.99% Blocker or 9.99% Blocker with respect to any Blocked Securities and, accordingly, the amount shown does not include shares of Common Stock underlying the Blocked Securities not deemed to be beneficially owned by BYT

(11)	Includes 283,333 shares that may be acquired within 60 days upon the exercise of stock options.

(12)	Includes 150,000 shares that may be acquired within 60 days upon the exercise of stock options.

(13)
Includes 243,500 shares that may be acquired within 60 days upon the exercise of stock options. Does not include 39,800 shares Dr. Goldberg has held in trust for his children. He is not trustee and, as such, disclaims beneficial ownership.

(14)	Includes 215,500 shares that may be acquired within 60 days upon the exercise of stock options.

(15)	Includes 75,000 shares that may be acquired within 60 days upon the exercise of stock options.

(16)	Includes an aggregate of 817,333 shares that may be acquired within 60 days upon the exercise of stock options and warrants (as indicated in footnotes above).

CORPORATE GOVERNANCE

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent” in compliance with the NASDAQ (“NASDAQ”) listing standards and SEC rules, are comprised, in part, of those objective standards set forth in such rules. In addition to these objective standards and in compliance with NASDAQ listing standards and SEC rules, no director will be considered independent who has a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board exercises appropriate discretion in identifying and evaluating any such relationship. The Board, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that Shepard M. Goldberg, Michael M. Goldberg, M.D. and Elazer R. Edelman, M.D., Ph.D. are independent.

Our Board of Directors

The Board is actively engaged in the oversight of the Company and its members routinely interact with management and with each other in the course of performing their duties. Board members receive regular updates from our senior executives on key financial, operational, contractual and strategic issues and advise the management team on matters within their areas of expertise. The Board met 14 times during 2015. During 2015, each of our incumbent directors attended at least 75% of the total number of meetings of the Board and at least 75% of the total number of meetings of committees of the Board on which he served during the period for which he was a member of the Board or the applicable committee of the Board.

Historically, the Company has held a Board meeting at the time of its annual meeting of stockholders and has requested that its directors attend the annual meeting of stockholders. Each person who was then serving as a director attended the 2014 annual meeting of stockholders. We did not hold an annual meeting of stockholders during 2015.  The Annual Meeting will serve as a combined annual meeting of stockholders for 2015 and 2016.

Committees of Our Board of Directors

Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter that has been approved by our Board. These charters are available in the Corporate Governance section of our website at www.echotx.com.

Audit Committee

The Board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which assists the Board in fulfilling its responsibilities to our stockholders concerning our financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board, our independent auditors and management. The Audit Committee currently consists of Shepard M. Goldberg, Michael M. Goldberg, M.D. and Elazer R. Edelman, M.D., Ph.D., with Shepard Goldberg as chairman. Each member of the Audit Committee has been determined by the Board to meet the standards for independence required of audit committee members by the NASDAQ listing standards and applicable SEC rules. The Audit Committee met 4 times during 2015.

The Audit Committee discusses with our management and our independent auditors the financial information developed by us, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of our management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by us. The Audit Committee pre-approves all audit services to be provided to us, whether provided by the principal independent auditors or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditors. The Audit Committee coordinates the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

Audit Committee Financial Expert

The Board has determined that Shepard Goldberg and Michael Goldberg, M.D. are each considered an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, as well as independent as defined under NASDAQ listing standards.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee (the “Nominating Committee”), which identifies and recommends candidates for election to the Board, develops and maintains our corporate governance policies and procedures and advises the Board on our overall corporate governance as necessary. The Nominating Committee currently consists of Michael M. Goldberg, M.D. and Shepard Goldberg, with Michael M. Goldberg, M.D. serving as chairman, each of whom is independent as defined under NASDAQ listing standards. The Nominating Committee met 1 time during 2015.

In recommending candidates for election to the Board, the Nominating Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend the candidate for consideration by the full Board. The Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All nominees for the Board must have a reputation for integrity, honesty and adherence to high ethical standards, as well as demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. Nominees must be willing and able to contribute positively to our decision-making process. In addition, nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all the stockholders. The Nominating Committee takes into account the background of each Director and nominee in areas such as business, financial, legal, and product development and commercialization expertise, government regulation and science and strives to create and maintain a diverse Board. In addition, the Nominating Committee considers whether a particular Director or nominee has specific skills or attributes that may qualify him or her for service on a particular Board committee. The Nominating Committee also considers whether one or more Board members or Board nominees qualifies as an Audit Committee financial expert.  Finally, the Nominating Committee annually reviews the independence of each Board member to ensure that a majority of the Board is independent.

The Nominating Committee will consider nominees for the Board recommended by stockholders. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by providing information regarding such candidate, including the candidate’s name, biographical data and qualifications and sending it to the Secretary of the Company at 99 Wood Avenue South, Suite 302, Iselin, NJ 08830. Such information should be clearly marked as intended for the Nominating Committee. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Compensation Committee

The Board has a Compensation Committee, which generally assists the Board with respect to matters involving the compensation of our directors and executive officers. The Compensation Committee currently consists of Michael M. Goldberg, M.D. and Shepard M. Goldberg, with Shepard Goldberg as chairman, each of whom is independent as defined under NASDAQ listing standards applicable to compensation committee members. The Compensation Committee did not meet in 2015.

The responsibilities of the Compensation Committee include determining salaries and other forms of compensation for the chief executive officer and the other executive officers of the Company, reviewing and making recommendations to the Board with respect to director compensation, periodically reviewing and making recommendations to the Board with respect to the design and operation of incentive compensation and equity-based plans and generally administering the Company’s equity-based incentive plans. The Compensation Committee is primarily responsible for considering and determining executive and director compensation. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate under the circumstances. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation.

In addition, to the extent permitted by applicable law and the provisions of a given equity-based incentive plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such plan to consultants to and employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company.

The Company’s Chief Executive Officer generally makes recommendations to the Compensation Committee regarding the compensation of other executive officers. In addition, the chief executive officer is often invited to attend Compensation Committee meetings and participate in discussions regarding the compensation of other executive officers, but the Compensation Committee ultimately approves the compensation of all executive officers. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s chief executive officer generally does not play a role in determining the amount or form of executive compensation. Except for the participation by the chief executive officer in meetings regarding the compensation of other executive officers, the Compensation Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation. The chief executive officer does not make proposals or recommendations regarding his own compensation.

Board Structure and Leadership

The Board does not have a policy as to whether the roles of Chairman and CEO should be separate or combined. Instead, the Board has determined that the Nominating and Corporate Committee should periodically assess these roles and the merits of the Board’s leadership structure to ensure that the most efficient and appropriate structure is in place. Dr. Goldberg is currently the Chairman of our Board. He was appointed on January 5, 2015.

Our independent directors routinely interact with executive management and they bring a wide variety of industry experience, oversight and expertise from outside the Company. In addition, all of the Board’s key Committees — Audit, Compensation, and Nominating — are comprised entirely of independent directors. The Board believes that these factors provide the appropriate balance between the authority of those individuals who oversee the Company and those who manage it on a daily basis.

The Board’s Role in Risk Oversight

One of the Board’s primary responsibilities is reviewing our strategic plans and objectives, including our principal risk exposures. The Audit Committee assists the Board in overseeing and monitoring our actual and potential legal and financial risks, determining management’s response to these risks and developing and implementing strategies for risk mitigation. Each of the Board’s key committees — Audit, Compensation, and Nominating — is responsible for overseeing and for recommending guidelines and policies governing their respective areas of responsibility. In consultation with our management team and outside advisors, the Board also considers specific areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputation risks.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of our Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on our review of the copies of such forms received or written representations from certain reporting persons, we believe that, during 2015, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except for one Form 4 (reporting one transaction) filed late by Michael M. Goldberg and one Form 4 (reporting one transaction) filed late by Shepard M. Goldberg.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of our Code of Business Conduct and Ethics is posted on our website located at www.echotx.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to or waivers of the Code of Business Conduct and Ethics by posting the required information on our website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

Echo’s Audit Committee, which is composed entirely of independent directors, reviews all related person transactions on an ongoing basis.  In accordance with the Audit Committee’s charter, it must approve any related person transaction before Echo enters into it. Any transaction that does not qualify as a related person transaction but may present a potential conflict of interest is governed by our written Code of Business Conduct and Ethics.  Senior management determines whether such transactions or relationships constitute a conflict of interest that should be brought to the attention of the Nominating Committee. The Nominating Committee considers all requests for waivers from our Code of Business Conduct and Ethics and ensures that we disclose such waivers in accordance with applicable rules and regulations.  The Nominating Committee is tasked with annually reviewing our program for monitoring compliance with the Code of Business Conduct and Ethics and making recommendations to the Board if it determines that any revisions are needed.

Related Party Transactions

There were no related party transactions entered into, or proposed, in 2015.

DIRECTOR COMPENSATION

Non-employee Director Compensation

For 2015, each director who was neither an employee nor a consultant of Echo (other than Dr. Edelman who was appointed in late 2015) received cash compensation $30,000 per year, paid in equal installments at the end of each quarter. Each director also received a stock option to purchase 150,000 shares of our Common Stock at an exercise price of $1.62 vesting 25% immediately and then 25% at the beginning of each quarter thereafter.  These options contain a condition where they are only exercisable after the average closing price of the Company’s common stock for the ten (10) days prior to exercise, equals or exceeds $7.50 per share.  Mr. Hollander’s employment agreement with the Company precludes him from taking additional director compensation.  All directors were additionally reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings in 2015.

2015 Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
Shepard M. Goldberg	30,000	-	193,312	––	223,312
Michael M. Goldberg	30,000	-	193,312	––	223,312
Elazer R. Edelman	––	-	––	––	––

(1)	All compensation is for services rendered as directors.

(2)	All prior stock awards have vested.

(3)
The following summarizes the aggregate number of stock options outstanding at the fiscal year end for each director above: Shepard Goldberg — 328,000, Michael Goldberg — 356,000 and Elazer R. Edelman — 75,000.

EXECUTIVE COMPENSATION

Compensation Overview

This Compensation Overview should be read in conjunction with the compensation tables and narrative set forth below. The following tables set forth all compensation for 2015 and 2014 awarded to or earned by Scott W. Hollander, our President and Chief Executive Officer, and Alan W. Schoenbart, our Chief Financial Officer and Secretary. We refer to these individuals collectively in this Proxy Statement as our “Named Executive Officers.”

Executive Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to provide a compensation package that motivates our executives to achieve short-term and long-term strategic, operational and product development, approval and commercialization goals, while at the same time attracting and retaining a talented and dedicated management team. The compensation program is structured to reward Company financial and operational performance, as well as the overall qualitative contributions and performance of each individual towards our strategy.

To achieve this objective, we seek to provide our executive officers with a compensation package that ties a substantial portion of the executive's overall compensation to both our objectives and the executive's individual performance. Base salary increases and discretionary annual performance bonuses are tied to both our company’s and individual’s performance in relation to competitive market conditions. We seek to align our executive team’s interests with those of our stockholders by using equity-based long-term incentive awards. These awards generally consist of either stock options or shares of restricted stock that vest over time or upon achievement of a milestone, such as a specified stock price level or product approval. Equity-based incentive awards serve not only as a retention tool but also as a means to encourage enhanced performance of our Common Stock because executives obtain the opportunity for financial rewards as our stock price increases.

We endeavor to attract and retain talented executives by offering compensation packages that we believe are competitive in relation to similar positions at comparable companies and by ensuring retention through time-vested equity-based incentive awards.

How Our Compensation Decisions are Made

Our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves compensation decisions relating to our Named Executive Officers. When determining our executive compensation policies, reviewing the performance of our Named Executive Officers and establishing compensation levels and programs, our Compensation Committee relies on various factors, including an executive’s individual performance and contributions to our strategic objectives, recommendations from the Chief Executive Officer (for Named Executive Officers other than himself) and internal pay equity.  The Compensation Committee exercises discretion in setting the compensation of the Named Executive Officers and primarily considers the performance of the management team as a group, the Chief Executive Officer’s assessment of other executive’s performance and the Chief Executive Officer’s compensation recommendations with respect to the other executive officers as part of its process.

Compensation Best Practices

The Compensation Committee strives to make our executive compensation program more reflective of our performance and more responsive to stockholder interests by periodically assessing our short-term and long-term incentive plan design for our executives and revising our employee benefit plans to make them more consistent with market trends while continuing to provide competitive benefits.

Named Executive Officer Employment Agreements

 The Company entered into an Employment Agreement (the “CEO Agreement”) with Scott W. Hollander on December 22, 2014. Pursuant to the CEO Agreement, Mr. Hollander serves as President and Chief Executive Officer of the Company at an annual salary of $420,000.  He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors. No such bonus was given in 2015.

As part of CEO Agreement, the Company granted Mr. Hollander incentive stock options to purchase up to an aggregate of 325,000 shares of the Company’s common stock at an exercise price of $1.47 per share.  Pursuant to the stock option, 125,000 shares vested on the grant date, 100,000 shares vested and became exercisable on or after the first anniversary of the grant date, provided the options are not exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $4.00 per share, and 100,000 shares will vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $7.50 per share.

The CEO Agreement has a term of three years commencing on December 22, 2014 and terminating December 22, 2017, unless terminated earlier pursuant to the termination provision set forth in the CEO Agreement.  Mr. Hollander is subject to standard confidentiality provisions.

The Company entered into an Employment Agreement (the “CFO Agreement”) with Alan W. Schoenbart on December 29, 2014.  Pursuant to the CFO Agreement, Mr. Schoenbart serves as Chief Financial Officer and Secretary of the Company at an annual salary of $260,000.  He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors.  No such bonus was given in 2015.

As part of the CFO Agreement, the Company granted Mr. Schoenbart incentive stock options to purchase up to an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $1.54 per share. Pursuant to the stock option, 50,000 shares vested on the grant date, 50,000 shares vested and became exercisable on or after the first anniversary of the grant date, provided the options are not exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $4.00 per share, and 50,000 shares will vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $7.50 per share.

The CFO Agreement has a term of three years commencing on the December 29, 2014 and terminating December 29, 2017, unless terminated earlier pursuant to the termination provision set forth in the CFO Agreement.  Mr. Schoenbart is subject to standard confidentiality provisions.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Hollander and Mr. Schoenbart as described above.

Termination for Cause.  Upon the termination of Mr. Hollander and/or Mr. Schoenbart for cause, the Company is obligated to pay amounts accrued as of the date of termination for cause.

Death or Disability.  Upon the death or disability of Mr. Hollander and/or Mr. Schoenbart, the Company is obligated to pay amounts accrued as of the date of death or disability; provided, however, the Company shall pay such other amounts or benefits required to be paid under any plan, contract or arrangement for the longer of twelve months after such death or disability or the full unexpired term of the employment agreement.

Termination Without Cause or Termination for Good Reason. If Mr. Hollander and/or Mr. Schoenbart is terminated without cause or Mr. Hollander and/or Mr. Schoenbart terminates for good reason, the Company must pay all amounts accrued under the CEO Agreement or CFO Agreement, respectively, in an amount equal to one year’s base salary and a lump sum cash bonus payment based on the target in effect at the time of termination and prorated to the date of termination. In addition, all outstanding stock options will immediately vest and Mr. Hollander and/or Mr. Schoenbart will be entitled to medical benefits coverage for him, his spouse and dependents for 18 months following termination.

For purposes of the employment agreements, “cause” generally means:

•	fraud or dishonesty in connection with Mr. Hollander’s or Mr. Schoenbart’s employment or theft, misappropriation or embezzlement of Company’s funds or property;

•	conviction of any felony or crime involving fraud or misrepresentation;

•	material breach of Mr. Hollander’s or Mr. Schoenbart’s obligations under the Employment Agreement;

•	willful violation of any express lawful direction or requirement established by the Board; or

•	use of alcohol or drugs that interfere with Mr. Hollander’s or Mr. Schoenbart’s performance of his duties, or use of any illegal drugs or narcotics.

For purposes of the employment agreements, “good reason” shall generally be deemed to exist in the event of:

•
material breach of Company’s obligations under the Employment Agreement if such breach is not remedied by Company within 15 days after receiving notice of such violation from Mr. Hollander or Mr. Schoenbart;

•	any decrease in Mr. Hollander’s or Mr. Schoenbart’s salary as increased during the Term (except for decreases that are in conjunction with decreases in executive salaries generally); or

•	any material reduction in Mr. Hollander’s or Mr. Schoenbart’s duties or authority.

Change of Control.  If a change in control of the Company occurs and Mr. Hollander and/or Mr. Schoenbart is terminated for any reason other than for cause or death or disability, the Company must pay Mr. Hollander and/or Mr. Schoenbart amounts accrued under the CEO Agreement or CFO Agreement, respectively, and basic compensation. In addition, all outstanding stock options will immediately vest and Mr. Hollander and Mr. Schoenbart are entitled to medical benefits coverage for themselves their spouse and dependents for 12 months following termination.

In general terms, under the employment agreements, a "change of control" occurs if:

•
A person, entity or affiliated group (except for any group that owns more than 20% of the outstanding voting securities as of September 14, 2007) acquires more than 40% of our then outstanding voting securities;

•
A majority of the members of our Board is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by Mr. Hollander or Mr. Schoenbart (if a Director) or a majority of the incumbent directors.

•
We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	We sell or dispose of all or substantially all of our assets; or

•	We are liquidated or dissolved.

The foregoing severance payments and benefits payable upon termination of employment to Mr. Hollander and Mr. Schoenbart are conditioned on the execution and non-revocation of a standard written release of any and all claims. In addition, Mr. Hollander and Mr. Schoenbart are bound by restrictive covenants which are conditions of the severance payments and benefits.

Any severance payments or benefits to Mr. Hollander or Mr. Schoenbart would constitute an excess parachute payment within the meaning of section 280G of the Internal Revenue Code (the “Code”) and be subject to the excise tax imposed by section 4999 of the Code, the affected executive will be entitled to the greater of, on a net after-tax basis including the excise tax: (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

Estimated Potential Payments upon Termination or Change of Control

The following table shows the estimated benefits payable to Mr. Hollander and Mr. Schoenbart upon various hypothetical scenarios. The amounts shown are calculated using an assumed termination date of December 31, 2015 and exclude earned amounts such as vested or accrued benefits. Although the calculations are intended to provide reasonable estimates of the benefits payable, they are based on assumptions outlined in the footnotes below and may not represent the actual amount the named executive officer would receive under each scenario.

	Termination Without Cause or Resignation for Good Reason (No Change of Control) (2)	Change of Control Resulting in Termination for Reasons Other than Death or Disability (2)	Death or Disability
Cash Severance (Mr. Hollander)	420,000	420,000	—
Stock Options Vesting (1) (Mr. Hollander)	40,000	40,000	40,000
Health Benefits (Mr. Hollander)	35,833	23,888	23,888
Cash Severance (Mr. Schoenbart)	260,000	260,000	—
Stock Options Vesting (1) (Mr. Schoenbart)	12,500	12,500	12,500
Health Benefits (Mr. Schoenbart)	22,715	15,143	15,143
__________

(1)
Vesting of 225,000 options at a $1.47 share price pursuant to Mr. Hollander’s employment agreement and 100,000 shares at a $1.54 share price pursuant to Mr. Schoenbart’s employment agreement would become immediately vested.

(2)	Cash severance is based on the annual base salary as of December 31, 2015 (such amounts being $420,000 for Mr. Hollander and $260,000 for Mr. Schoenbart).

2015 Summary Compensation Table

The following table provides certain summary information with respect to the compensation earned by our Named Executive Officers for the years ended December 31, 2015 and 2014.
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Scott W. Hollander.	2015	420,000	(1)	—	—	0		—	420,000
Chief Executive Officer	2014	12,923		—	—	356,240	(2)	—	369,163

Alan W. Schoenbart.	2015	260,000	(1)	—	—	0		—	260,000
Chief Financial Officer	2014	8,000		—	—	171,120	(3)	—	179,120
__________

(1)	Due to cash constraints of the Company, during 2015, the CEO was paid $328,399 and $91,601 was deferred compensation, and the CFO was paid $201,817 and $58,183 was deferred compensation.
(2)
Represents value of stock option grant received by Mr. Hollander in connection with his employment agreement dated December 22, 2014. We granted Mr. Hollander incentive stock options to purchase 325,000 shares of our common stock at an exercise price of $1.47 of which 125,000 shares vested on the grant date, 100,000 shares vested and became exercisable on or after the first anniversary of the grant date, provided the options are not exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $4.00, and 100,000 shares will vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $7.50.

(3)
Represents value of stock option grant received by Mr. Schoenbart in connection with his employment agreement dated December 29, 2014. We granted Mr. Schoenbart incentive stock options to purchase 150,000 shares of our common stock at an exercise price of $1.54 of which 50,000 shares vested on the grant date, and 50,000 shares vested and became exercisable on or after the first anniversary of the grant date, provided the options are not exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $4.00, and 50,000 shares will vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $7.50.

2015 Outstanding Equity Awards at Fiscal Year-End

This table sets forth information regarding stock options held by each of the Named Executive Officers on December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of shares that have not vested	Market Value of shares that have not vested
Scott W. Hollander	225,000	100,000	1.47	(1)	12/22/24	—	—

Alan W. Schoenbart	100,000	50,000	1.54	(2)	12/29/24	—	—
____________

(1)
Echo granted Mr. Hollander options to purchase 325,000 shares of Common Stock on December 22, 2014, 125,000 of which vested immediately, 100,000 vested and became exercisable on or after the first anniversary of the grant date, provided the options are not exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $4.00 and 100,000 of which vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $7.50.

(2)
Echo granted Mr. Schoenbart options to purchase 150,000 shares of Common Stock on December 29, 2014, one third of which vested immediately, one third of which vested and became exercisable on or after the first anniversary of the grant date, provided the options are not be exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $4.00 and one third of which vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of our common stock for the ten trading days prior to exercise equals or exceeds $7.50.

Equity Compensation Plans

In March 2003, our shareholders approved our 2003 Stock Option and Incentive Plan (the “2003 Plan”). Pursuant to the 2003 Plan, our Board of Directors (or its committees and/or executive officers delegated by the Board of Directors) may grant incentive and nonqualified stock options, restricted stock, and other stock-based awards to the our employees, officers, directors, consultants and advisors.  As of December 31, 2015, there were 12,500 restricted shares of Common Stock issued and options to purchase an aggregate of 44,000 shares of Common Stock outstanding under the 2003 Plan and no shares are available for future grants due to the 2003 Plan’s expiration.

In May 2008, our shareholders approved the 2008 Equity Compensation Plan (the “2008 Plan”). The 2008 Plan provides for grants of incentive stock options to employees and nonqualified stock options and restricted stock to our employees, consultants and non-employee directors.  In May 2013, our shareholders approved an amendment to the 2008 Plan to fix the maximum number of shares available under the 2008 Plan at 10,000,000 shares following shareholder approval of a 1-for-10 reverse stock split effective June 7, 2013. As of December 31, 2015, there were 16,357 restricted shares of Common Stock issued and options to purchase an aggregate of 1,640,733 shares of Common Stock outstanding under the 2008 Plan and 8,329,910 shares available for future grants.

The following table summarizes our equity compensation plans as of December 31, 2015:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensations plans:
Approved by stockholders	1,688,590	$2.15	8,329,910
Not approved by stockholders	6,485	$12.60	—
Total	1,695,075	$2.18	8,329,910

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management. The Audit Committee has discussed with BDO, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”   The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence and has discussed with BDO its independence. The Audit Committee also considered whether BDO’s provision of non-audit services to the Company is compatible with maintaining BDO’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

AUDIT COMMITTEE Michael M. Goldberg, M.D. Shepard M. Goldberg Elazer R. Edelman, M.D., Ph.D.

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of our previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Any proposal that a Company stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must be submitted to the Secretary of the Company at our offices at 99 Wood Avenue South, Suite 302, Iselin, NJ 08830, no later than December 13, 2016. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a Company stockholder wishes to present a proposal before the 2017 Annual Meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than no later than February 26, 2017.  If a stockholder fails to provide timely notice of a proposal to be presented at the 2017 Annual Meeting, the proxies designated by our Board will have discretionary authority to vote on any such proposal.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may send written communications for the Board to the attention of the Secretary, Echo Therapeutics, Inc., 99 Wood Avenue South, Suite 302, Iselin, NJ 08830. Any such communication should clearly indicate that it is intended for the Board of Directors and any communication intended for a particular Board member or committee should clearly state the intended recipient. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including exhibits, is available without charge upon request. Requests for copies of the Annual Report on Form 10-K should be sent to the Secretary of the Company at our offices at 99 Wood Avenue South, Suite 302, Iselin, NJ 08830.

Our Board hopes that stockholders will attend our Annual Meeting. Whether or not you plan to attend, you are urged to vote your shares in advance in the manner most convenient for you. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their shares even though they have sent in their proxies.

By Order of the Board of Directors, Alan W. Schoenbart, Secretary Iselin, New Jersey
April 12, 2016

ECHO THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – MAY 26, 2016 AT 10:00 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Echo Therapeutics, Inc. hereby appoints Scott W. Hollander and Alan W. Schoenbart, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Echo Therapeutics, Inc. held of record by the undersigned on April 7, 2016, at the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, May 26, 2016 at 10:00 a.m., local time, at the Company’s offices located at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830, or at any adjournment or postponement thereof.  The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/ECHO
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF ECHO THERAPEUTICS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of a Class I director to hold office for two years and two Class II directors to hold office for three years:		☐	☐
	Scott W. Hollander (Class I Director)				☐
	Elazer R. Edelman, M.D., Ph.D. (Class II Director)				☐	CONTROL ID:
	Shepard M. Goldberg (Class II Director)				☐	REQUEST ID:
☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	Approval, on an advisory basis, of the Company’s named executive officer compensation.		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.		☐	☐	☐

Proposal 4
To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1-3.
MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2016

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)